Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is made and entered into as of December 27, 2024 (the “Agreement”), by and between CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC., a corporation organized and existing under the laws of the State of Colorado, and JOHN JONES (the “Investor”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company a total of 250,000,000 newly issued shares of the Company’s common stock, without par value (“Common Stock”), for the purchase price of $75,000.00 (said the “Purchase Price”); and

WHEREAS, such issuance and sale will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and/or upon such other exemption or exemptions from the registration requirements of the Securities Act as may be available with respect to such issuance and sale,

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed thereto:

“Accredited Investor” has the meaning ascribed to such term by Rule 501(a) of Regulation D.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Average Closing Price” as of a specified date shall mean the average of the closing prices for the Common Stock on the Trading Market for the 30 trading days immediately to such date, whether or not the Company’s common stock traded on any such trading day.

“Bylaws” has the meaning assigned to such term in Section 3.6.

“Charter” has the meaning assigned to such term in Section 3.6.

“Closing” has the meaning assigned to such term in Section 2.2(a).

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission or any successor.

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“Commission Documents” means all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed or furnished pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act, since June 1, 2024.

“Common Stock” has the meaning assigned to such term in the Recitals.

“Company” has the meaning assigned to such term in the preamble hereto.

“Damages” has the meaning assigned to such term in Section 8.1.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as applied by the Company.

“Governmental Licenses” has the meaning assigned to such term in Section 4.14.

“Indebtedness” means (a) any liabilities for borrowed money or amounts (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property” has the meaning assigned to such term in Section 4.14(b).

“Investor” has the meaning assigned to such term in the preamble.

“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations hereunder; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (i) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) changes generally affecting the mineral resources exploration industry, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (iii) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (iv) the receipt of any notice that the Common Stock may be ineligible to continue listing or quotation on the Trading Market, other than a final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Trading Market).

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“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Purchase Price” has the meaning assigned to such term in the Recitals.

“Regulation D” has the meaning assigned to such term in the Recitals.

“Required Reports” means all reports and other materials required to be filed by Section 13 or Section 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the Company was required to file such reports and materials), other than Current Reports on Form 8-K.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shares” means the shares of Common Stock purchased by the Investor under this Agreement.

“Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries, but shall not include any corporation or other entity that is not operating.

“Trading Market” means the OTC Pink tier of the quotation system operated by OTC Markets Group Inc.; provided, however, that in the event that the Common Stock shall be listed or quoted on the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, NYSE Area, the NYSE MKT, or the OTCQX or the OTCQB tier operated by OTC Markets Group Inc., then “Trading Market” means such other market or exchange or any successor to the foregoing on which the Common Stock is then listed or quoted.

“2024 Financial Statements” audited financial statements of the Company for the year ended May 31, 2024, filed as part of the Company’s Annual Report on Form 10-K for the year then ended.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Investor, and the Investor shall purchase the Shares from the Company, which Shares shall be newly issued, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock for the Purchase Price.

Section 2.2. Closing. The closing of said issue and sale shall take place upon payment for the shares by wire transfer to a bank account of the Company specified in writing by the Company, as quickly as practicable, but in any event, within three business days after the signing of this Agreement by both parties. Such closing is referred to herein as the “Closing.” The date on which the Closing occurs is referred to herein as the “Closing Date.” Upon the receipt of such payment by the Company, (a) the Investor shall become the holder of the Shares and (b) the Company shall instruct its Transfer Agent to record the issuance of the Shares and shall deliver to such Transfer Agent such instruments as it may require to effect such recording.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations and warranties to the Company:

Section 3.1. Power and Enforceability. The Investor has full legal capacity to enter into and perform his obligations under this Agreement and to purchase the Shares in accordance with the provisions hereof. This Agreement has been duly executed and delivered by the Investor and, upon its execution and delivery by the Company, will constitute a valid and binding obligation of the Investor, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or generally affecting the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 3.2. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (ii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of his properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of his properties or assets are bound or affected, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform his obligations under this Agreement. The Investor is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency for it to execute, deliver or perform any of his obligations under this Agreement or to purchase the Shares in accordance with the provisions hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company herein.

Section 3.3. Investment Purpose. The Investor is acquiring the Shares for his own account, for investment purposes and not with a view to, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

Section 3.4. Accredited Investor Status. The Investor is an Accredited Investor.

Section 3.5. Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

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Section 3.6. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares that the Investor has requested have been furnished or otherwise made available to the Investor and the Investor has reviewed them to his satisfaction; without limitation, the Investor has reviewed the Commission Documents via EDGAR. The Investor understands that his investment in the Shares involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Shares and has such knowledge and experience in financial and business matters that he is capable, without the assistance of any representative or advisor, of evaluating the merits and risks of an investment in the Shares. The Investor has been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Shares. Neither such inquiries nor any other due diligence investigations conducted by the Investor shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby The Investor has sought such accounting, legal and tax advice as he has deemed necessary to make an informed investment decision with respect to his acquisition of the Shares. The Investor understands that he and not the Company shall be responsible for his tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Company has furnished or made available to the Investor via EDGAR true and correct copies of the Company’s Articles of Incorporation as in effect on the Closing Date (the “Charter”) and the Company’s Bylaws as in effect on the Closing Date (the “Bylaws”). The Investor has read and understands the Commission Documents, including, without limitation, the financial statements included therein.

Section 3.7. No Governmental Review. The Investor understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Section 3.8. No General Solicitation. The Investor is not purchasing the Shares as the result of any general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale thereof.

Section 3.9. Resales of Shares. The Investor represents, warrants and covenants that he will resell the Shares in a manner in compliance with all applicable federal and state securities laws, rules and regulations.

Section 3.10. Concerning Rule 144. The Investor understands that:

(a) The Shares are Restricted Securities, as that term is defined in Rule 144;

(b) the exemption from registration under the Securities Act afforded by Rule 144 will be available for any resale of the Shares only if, at the time of such resale, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and has filed all Required Reports;

(c) the Company can give no assurance that it will have the financial resources to continue to file Required Reports;

(d) in the event that the exemption from registration under the Securities Act afforded by Rule 144 is not available for resale of the Shares, no other exemption from such registration may be available; and

(e) if the Investor is or becomes an Affiliate, he will be subject to the limitation set forth in Rule 144(e) on the number of shares of Common Stock that he may sell.

Section 3.11. Voting Power of the Series B Preferred Stock. The Investor understands that the holders of the Company’s Series B Preferred Stock have voting control of the Company with respect to all matters upon which the shareholders of the Company are entitled to vote.

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Section 3.12. Acknowledgment. The Investor acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations, warranties and covenants to the Investor:

Section 4.1. Organization, Good Standing and Power. The Company is a corporation validly existing and in good standing under the laws of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.

Section 4.2. Authorization and Enforceability. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the provisions hereof. The execution, delivery and performance by the Company of this Agreement and its consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. No further consent or authorization of the Company, its Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by the Company and, upon its execution and delivery by the Investor, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or generally affecting the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. Capitalization. The authorized capital stock of the Company is as set forth in the Commission Documents, except that the number of shares of Common Stock issued and outstanding on the date hereof is 10,506,749,347. No shares of Common Stock are entitled to preemptive rights, and, except as set forth in the Commission Documents, there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company.

Section 4.4. Concerning the Shares. The Shares have been duly authorized by all requisite corporate action on the part of the Company and, when issued and paid for in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and nonassessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances.

Section 4.5. No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of any provision of the Charter or Bylaws, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of them is a party or by which the Company or any of them is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of them are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market), except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue the Shares to the Investor in accordance with the terms hereof; provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement.

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Section 4.6. Commission Documents, Financial Statements.

(a) The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents. No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date, such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. The financial statements, together with the related notes and schedules, of the Company included in the Commission Documents complied when they were filed as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(b) The 2024 Financial Statements, together with the related notes and schedules were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended.

Section 4.7. No Material Adverse Effect. Since June 1, 2023, except as the Company has disclosed in reports filed with the Commission, the Company has not experienced or suffered any Material Adverse Effect.

Section 4.8. No Undisclosed Liabilities. The Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company prepared in conformity with GAAP, other than those incurred in the ordinary course of the Company’s business since June 1, 2023, which, individually or in the aggregate, have a Material Adverse Effect.

Section 4.9. No Undisclosed Events or Circumstances. No event or circumstance has occurred with respect to the Company or its business, properties, liabilities, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company at or before the Closing but which has not been so publicly announced or disclosed, except for events or circumstances which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

Section 4.10. Indebtedness. Since June 1, 2023, the Company has not incurred any secured or unsecured Indebtedness, except as disclosed in the Commission Documents or as disclosed to the Investor.

Section 4.11. Title to Assets. Each of the Company and its Subsidiaries has good and valid title to, or has valid rights to lease or otherwise use, its real and personal property reflected in 2024 Financial Statements and acquired after June 1, 2024, free of mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that would not have a Material Adverse Effect. All real property and facilities leased by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

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Section 4.12. No Actions Pending. To the Knowledge of the Company, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. To the Knowledge of the Company, there is no action, suit, claim, investigation or proceeding pending or threatened against or involving the Company or any of its properties or assets or involving any officer or director of the Company, which, if determined adversely to the Company or any such officer or director, would have a Material Adverse Effect. No judgment, order, writ, injunction, decree or award has been issued by or, to the Knowledge of the Company, requested of, any court, arbitrator or governmental agency that would be reasonably expected to result in a Material Adverse Effect.

Section 4.13. Compliance with Law. The business of the Company has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, except for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.14. Operation of Business.

(a) The Company possesses such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure to possess such Governmental Licenses, individually or in the aggregate, would not have a Material Adverse Effect. The Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. All Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of any unfavorable decision, ruling or finding, individually or in the aggregate, would have a Material Adverse Effect.

(b) The Company owns or possesses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the Commission Documents as being owned or licensed by the Company (collectively, “Intellectual Property”), necessary to carry on its business. There are no actions, suits or judicial proceedings pending, or to the Company’s Knowledge threatened, relating to patents or proprietary information to which the Company is a party or of which any property of the Company is subject, and the Company has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

Section 4.15. Material Agreements. The Company has performed in all material respects all of the obligations required to be performed by it under its contracts, has received no notice of default or an event of default by the Company thereunder and is not aware of any basis for the assertion thereof, and the Company or, to the Knowledge of the Company, any other contracting party thereto are in default under any such contract, the result of which would have a Material Adverse Effect. Each of such contracts is in full force and effect and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or generally affecting the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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Section 4.16. Taxes. The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it which would have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.17. No General Solicitation or Advertising. Neither the Company nor any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 4.18. Acknowledgment. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Article III of this Agreement.

ARTICLE V

COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party:

Section 5.1. Securities Compliance. The Company shall notify the Commission and the Trading Market, if required by their respective rules and regulations, of the transactions contemplated by this Agreement.

Section 5.2. Compliance with Laws. The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of his obligations under this Agreement and his investment in the Shares.

Section 5.3 Repurchase of the Shares. The Company covenants that it will repurchase the Shares from the Investor upon his demand, if, on December 31, 2025, their market value is less than $93,750. Such demand shall be made by notice delivered within 30 days after December 31. 2025. Said market value shall be determined by multiplying 250,000,000 by the Average Closing Price as of December 31, 2025. The Company’s obligation to perform this covenant shall terminate. In the event that the Average Closing Price shall on any day exceed $0.000375 per share (adjusted for stock splits and combinations, stock dividends and distributions, and other changes in trading price customarily made by the Trading Market or FINRA). In the event of such demand, the Company may, at its sole option, in lieu of complying with the foregoing covenant, pay to the Investor the difference between (i) $93,750 and (ii) 250,000,000 multiplied by the Average Closing Price as of December 31, 2025 (the “Demand Average Closing Price). Such payment may, at the sole option of the Company, be made (i) in cash, (ii) by the issuance to the Investor of a number of shares of Common Stock determined by dividing such difference by the Demand Average Closing Price or (iii) a combination of (i) and (ii).

ARTICLE VI

CONDITIONS TO CLOSING

The obligation of the parties to consummate the Closing is subject to the satisfaction of the following conditions:

(a) Accuracy of the Investor’s Representations and Warranties. It shall be a condition precedent to the obligation of the Company that the representations and warranties of the Investor contained in this Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the date of such Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date. By virtue of his consummation of the Closing, the Investor shall be deemed to have certified that his representations and warranties contained in this Agreement are true and correct on the Closing Date as specified in the previous sentence.

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(b) Accuracy of the Company’s Representations and Warranties. It shall be a condition precedent to the obligation of the Investor that the representations and warranties of the Company contained in this Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the date of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date. By virtue of its consummation of the Closing, the Company shall be deemed to have certified to the Investor that its representations and warranties contained in this Agreement are true and correct on the Closing Date as specified in the previous sentence.

(c) No Injunction. It shall be a condition precedent to the obligations of the Company and the Investor that no statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. It shall be a condition precedent to the obligations of the Company and the Investor that no action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement.

(e) No Material Adverse Effect. It shall be a condition precedent to the obligation of the Investor that no condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

ARTICLE VII

TERMINATION

Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing (i) by the mutual consent of the parties, effective as of the date of such mutual written consent unless otherwise provided therein or (ii) upon notice by a party upon the breach by the other party of such other party’s representations and warranties or a covenant to be complied with by such other party prior to the Closing.

Section 7.2. Effect of Termination. In the event of termination by the Company or the Investor pursuant to Section 7.1, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article VIII (Indemnification), Article IX (Miscellaneous) and this Article VII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) as long as the Investor owns any Shares, the covenants and agreements of the Company contained in Article V (Additional Covenants) shall remain in full force, notwithstanding such termination, for a period of 12 months following such termination.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; The Company shall pay all federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Shares.

Section 8.2. Legends. Any certificate representing the Shares shall bear a restrictive legend in the form customarily placed by the Transfer agent on certificated representing Restricted Securities, as that term is defined in Rule 144.

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Section 8.3. Specific Enforcement and Rescission, Consent to Jurisdiction, Waiver of Jury Trial.

(a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the covenants set forth in this Agreement to be performed after the Closing were breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure such breaches and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity. The Investor may rescind this Agreement in the event that the Company fails timely, after demand by the Investor, to perform its obligations under clause (b) of the last sentence of Section 2.2.

(b) Each of the Company and the Investor (a) hereby irrevocably submits to the exclusive jurisdiction of the Courts of the State of Texas sitting in the county of Harris and the U.S. District Court for the Southern District of Texas for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.3 shall affect or limit any right to serve process in any other manner permitted by law.

(c) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3.

Section 8.4. Entire Agreement; Amendment. This Agreement sets forth the entire agreement and understanding of the parties with respect to the purchase of the Shares and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof that are not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both parties.

Section 8.5. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon personal delivery to the Investor or to the chief executive officer of the Company, if delivered on a business day during normal business hours, or the first business day following such delivery (if delivered other than on a business day during normal business hours or (b) on the first business day following the date of delivery by express courier service and fully prepaid to the following address:

If to the Company:

Cannabis Bioscience International Holdings, Inc.

6201 Bonhomme Road, Suite 435N

Houston, TX 77036

Attention: Chief Executive Officer

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If to the Investor:

John Jones

19 Manor Drive

Pensacola, FL 32507

Either party hereto may, from time to time, change its address for notice by giving at least 10 days advance written notice of such changed address to the other party hereto.

Section 8.6. Waivers. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in exercising any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or any other right, power or privilege.

Section 8.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 8.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Any reference in this Agreement to “Dollars” or “$” means the lawful currency of the United States of America.

Section 8.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Investor may not assign his rights or obligations under this Agreement.

Section 8.10. No Third-Party Beneficiaries. This Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 8.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of Texas, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 8.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement, provided, however, that (i) Article VII (Termination), Article VIII (Indemnification) and this Article IX (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Shares, the covenants and agreements of the Company contained in Article V (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of 12 months following such termination.

Section 8.13. Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In the event any signature is delivered by facsimile, digital or electronic transmission, such transmission shall constitute delivery of the manually executed original.

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Section 8.14. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.15. Further Assurances. From and after the date of the Closing, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

By:	/s/ Dante Picazo
Dante Picazo
Chief Executive Officer

/s/ John Jones
John Jones

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